Exhibit 99.1

T2 Biosystems Announces Fourth Quarter and Full Year 2022 Financial Results

Achieved record sepsis product revenue and sepsis-driven T2Dx Instrument placements in 2022

LEXINGTON, Mass., March 13, 2023 (GLOBE NEWSWIRE)—T2 Biosystems, Inc. (NASDAQ:TTOO) (the “Company”), a leader in the rapid detection of sepsis-causing pathogens and antibiotic resistance genes, today announced financial results for the fourth quarter and full year ended December 31, 2022.

Recent Commercial and Financial Highlights

•	Achieved full year 2022 total revenue of $22.3 million, including product revenue of $11.3 million and research contribution revenue of $11.0 million.

•	Achieved record full year 2022 sepsis and related product revenue of $8.4 million, representing growth of 17% compared to 2021, and record fourth quarter sepsis test revenue in the U.S.

•	Achieved record full year 2022 sepsis-driven T2Dx® Instrument placements, totaling 51 contracts, consisting of 27 from the U.S. and 24 from outside the U.S.

•	Achieved fourth quarter total revenue of $5.5 million, including product revenue of $2.2 million and research contribution revenue of $3.3 million.

•	Strengthened the balance sheet in February 2023 by completing a public offering generating $12.0 million of gross proceeds.

Recent Pipeline and Clinical Highlights

•

Advanced U.S. clinical trial for the T2Resistance® Panel and completed the U.S. clinical trial for the T2BiothreatTM Panel, demonstrating high sensitivity and specificity exceeding target performance requirements.

•	Initiated studies to expand the T2Bacteria® Panel to include detection of Acinetobacter baumannii, the tenth most common sepsis causing pathogen that has a crude ICU mortality rate of 34.0% to 43.4%.

•	Received FDA Breakthrough Device Designation and the LymeX Award for the T2Lyme™ Panel, and announced plans to complete the development of, and commercialize, the T2Lyme Panel.

“Throughout 2022, the T2 Biosystems team generated record sepsis and related product revenue and expanded the installed base of T2Dx Instruments through record sepsis-driven instrument contracts. We also advanced our product pipeline, positioning T2 Biosystems to expand our test menu in 2023,” stated John Sperzel, Chairman and CEO of T2 Biosystems. “We look forward to continuing this momentum to advance our three corporate priorities – accelerating our sales, enhancing our operations, and advancing our pipeline to support long term growth.”

Fourth Quarter 2022 Financial Results

Total revenue for the fourth quarter of 2022 was $5.5 million, a decrease of 21% compared to the prior year period. Product revenue for the fourth quarter of 2022 was $2.2 million, a decrease of 45% compared to the prior year period, driven by an 89% decline in COVID-19 test sales and partially offset by increased sepsis test sales. Research contribution revenues were $3.3 million, an increase of 10% compared to the prior year period driven by the timing of enrollments in the T2Resistance clinical trial.

Product costs for the fourth quarter of 2022 were $3.8 million, a decrease of 30% compared to the prior year period, driven by decreased COVID-19 test sales. Research and development expenses were $4.9 million, a decrease of 9% compared to the prior year period driven by decreased development expenses during the clinical trial phases of the BARDA contract. Selling, general and administrative expenses were $6.7 million, an increase of $2% compared to the prior year period driven by increased selling activity.

Net loss for the fourth quarter of 2022 was $10.4 million, $1.41 per share, compared to a net loss of $12.1 million, $3.65 per share, in the prior year period.

Full Year 2022 Financial Results

Total revenue for 2022 was $22.3 million, a decrease of 21%, compared to the prior year. Product revenue for 2022 was $11.3 million, a decrease of 32% compared to the prior year, driven by decreased Covid-19 test panel sales and partially offset by increased sepsis test panel sales. Research and contribution revenue for 2022 was $11.0 million, a decrease of 3% compared to the prior year.

Operating expenses for 2022 were $56.7 million, an increase of 13% million compared to the prior year driven by increased BARDA contract research and development and U.S. clinical trials activity.

Net loss for 2022 was $62.3 million, $12.28 per share, compared to a net loss of $49.2 million, $15.50 per share, in 2021.

Cash, equivalents, and restricted cash were $11.9 million as of December 31, 2022. In February 2023, we raised $12.0 million through a common stock and warrants sale.

2023 Financial Outlook

The Company expects full year 2023 total sepsis and related product revenue of $11.0 million to $13.0 million, representing growth of 31% to 55%, compared to $8.4 million in 2022. Given the focus on product revenue, the Company is not providing guidance on research and contribution revenue.

Webcast and Conference Call Information

The Company’s management team will host a conference call today, March 13, 2023, beginning at 4:30 pm ET. Investors interested in listening to the call may do so by dialing 877-545-0523 for domestic callers or 973-528-0016 for International callers and using conference ID 411579 approximately five minutes prior to the start time. A live and recorded webcast of the call will be available on the “Investors” section of the Company’s website at www.t2biosystems.com.

About T2 Biosystems

T2 Biosystems, a leader in the rapid detection of sepsis-causing pathogens and antibiotic resistance genes, is dedicated to improving patient care and reducing the cost of care by helping clinicians effectively treat patients faster than ever before. T2 Biosystems’ products include the T2Dx® Instrument, the T2Bacteria® Panel, the T2Candida® Panel, the T2Resistance® Panel, and the T2SARS-CoV-2™ Panel and are powered by the proprietary T2 Magnetic Resonance (T2MR®) technology. T2 Biosystems has an active pipeline of future products, including the T2Biothreat™ Panel, the T2Cauris™ Panel, and T2Lyme™ Panel, as well as next-generation products for the detection of bacterial and fungal pathogens and associated antimicrobial resistance markers.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding our revenue results and cash balance, financial outlook, instrument contracts, timing of completing clinical trials and filing of an FDA submission, impact of operating expense reductions, anticipated strategic priorities, product demand, commitments or opportunities, and growth expectations or targets, as well as statements that include the words “expect,” “may,” “should,” “anticipate,” and similar statements of a future or forward looking nature. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, (i) any inability to (a) realize anticipated benefits from commitments, contracts or products; (b) successfully execute strategic priorities; (c) bring products to market; (d) expand product usage or adoption; (e) obtain customer testimonials; (f) accurately predict growth assumptions; (g) realize anticipated revenues; (h) incur expected levels of operating expenses; or (i) increase the number of high-risk patients at customer facilities; (ii) failure of early data to predict eventual outcomes; (iii) failure to make or obtain anticipated FDA filings or clearances within expected time frames or at all; or (iv) the factors discussed under Item 1A. “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the U.S. Securities and Exchange Commission, or SEC, on March 23, 2022, and other filings the Company makes with the SEC from time to time, including our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While the Company may elect to update such forward-looking statements at some point in the future, unless required by law, it disclaims any obligation to do so, even if subsequent events cause its views to change. Thus, no one should assume that the Company’s silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

Investor Contact:

Philip Trip Taylor, Gilmartin Group

ir@T2Biosystems.com

415-937-5406

T2 Biosystems, Inc.

Consolidated Balance Sheets

(In thousands, except share and per share data)

(Unaudited)

	December 31,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$10,329	$22,245
Marketable securities	—	9,996
Accounts receivable	2,163	5,134
Inventories	4,349	3,909
Prepaid expenses and other current assets	2,582	3,110

Total current assets	19,423	44,394
Property and equipment, net	4,533	4,675
Operating lease right-of-use assets	8,741	9,766
Restricted cash	1,551	1,551
Other assets	143	153

Total assets	$34,391	$60,539

Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$1,296	$2,832
Accrued expenses and other current liabilities	7,647	8,338
Operating Lease Liability	1,352	—
Warrant Liability	39	—
Deferred revenue	172	518

Total current liabilities	10,506	11,688
Notes payable	49,651	47,790
Operating lease liabilities, net of current portion	8,214	9,359
Deferred revenue, net of current portion	52	28
Derivative liability	1,088	—
Other liabilities	4,849	4,577

Total liabilities	74,360	73,442
Commitments and contingencies
Stockholders’ deficit:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.001 par value; 400,000,000 shares authorized; 7,716,519 and 3,328,017 shares issued and outstanding at December 31, 2022 and December 31, 2021, respectively	8	166
Additional paid-in capital	494,556	459,151
Accumulated other comprehensive (loss) income	—	(4)
Accumulated deficit	(534,533)	(472,216)

Total stockholders’ deficit	(39,969)	(12,903)

Total liabilities and stockholders’ deficit	$34,391	$60,539

T2 Biosystems, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share data)

(Unaudited)

	Year ended
	December 31,
	2022	2021
Revenue:
Product revenue	$11,259	$16,646
Contribution revenue	11,046	11,412

Total revenue	22,305	28,058
Costs and expenses:
Cost of product revenue	21,139	20,703
Research and development	25,932	21,801
Selling, general and administrative	30,744	28,527

Total costs and expenses	77,815	71,031

Loss from operations	(55,510)	(42,973)
Other income (expense):
Interest income	8	112
Interest expense	(6,084)	(7,596)
Change in fair value of derivative instrument	(1,088)	1,010
Change in fair value of warrant liability	326	—
Other income	125	218
Other expense	(15)	—
Other gains/losses	(79)	(12)

Total other expense	(6,807)	(6,268)

Net loss	$(62,317)	$(49,241)

Deemed dividend on Series A redeemable convertible preferred stock	$(330)	$—

Net loss attributable to common stockholders	$(62,647)	$(49,241)

Net loss per share — basic and diluted	$(12.28)	$(15.50)

Weighted-average number of common shares used in computing net loss per share — basic and diluted	5,100,395	3,177,228

Other comprehensive loss:
Net loss	$(62,317)	$(49,241)
Net unrealized (loss) gain on marketable securities arising during the period	2	(4)
Less: net realized (gain) loss on marketable securities included in net loss	2	(9)

Total other comprehensive (loss) gain, net of taxes	4	(13)

Comprehensive loss	$(62,313)	$(49,254)

T2 Biosystems, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share data)

(Unaudited)

	Three Months ended
	December 31,
	2022	2021
Revenue:
Product revenue	$2,215	$4,012
Contribution revenue	3,268	2,968

Total revenue	5,483	6,980
Costs and expenses:
Cost of product revenue	3,768	5,362
Research and development	4,876	5,353
Selling, general and administrative	6,673	6,544

Total costs and expenses	15,317	17,259

Loss from operations	(9,834)	(10,279)
Other income (expense):
Interest income	2	94
Interest expense	(1,528)	(944)
Change in fair value of derivative instrument	704	(1,010)
Change in fair value of warrant liability	147	—
Other income	100	(5)
Other gains/losses	(4)	—

Total other expense	(579)	(1,865)

Net loss	$(10,413)	$(12,144)

Deemed dividend on Series A redeemable convertible preferred stock	—	—

Net loss attributable to common stockholders	$(10,413)	$(12,144)

Net loss per share — basic and diluted	$(1.41)	$(3.65)

Weighted-average number of common shares used in computing net loss per share — basic and diluted	7,405,889	3,323,451

Other comprehensive loss:
Net loss	$(10,413)	$(12,144)
Net unrealized (loss) gain on marketable securities arising during the period	—	(13)
Less: net realized (gain) loss on marketable securities included in net loss	—	5

Total other comprehensive (loss) gain, net of taxes	—	(8)

Comprehensive loss	$(10,413)	$(12,152)